SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K, dated May 5, 2015 (the “Prior Disclosure”), the Audit Committee of the Board of Directors of Global Power Equipment Group Inc. (the “Company”), in consultation with its outside advisors and management, concluded that the financial information contained in the Company’s Form 10-K for the 2014 fiscal year should not be relied upon and, as a result, the Company will restate its previously issued financial statements. Due to the proposed restatement, the Company was unable to timely file its Form 10-Q for the first quarter of 2015. Accordingly, the Company breached certain provisions of its Credit Agreement, dated February 21, 2012, with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent and the various lending institutions (the “Lenders”) party thereto (as amended or supplemented from time to time, the “Credit Agreement”), which constituted “Events of Default” (as defined in the Credit Agreement).

On May 28, 2015, the Company executed a Fifth Amendment and Limited Waiver to Credit Agreement (the “Amendment”), among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders. Under the Amendment, the Lenders agreed to (i) waive the existing Events of Default, (ii) waive any Events of Default that may arise solely as a result of the Company’s failure to deliver its financial statements for the 2014 fiscal year and first quarter of 2015, (iii) consent to the delivery of the Company’s restated financial statements for the fiscal year ending December 31, 2014 on or before June 30, 2015, and (iv) consent to an extension of time until June 30, 2015 for the delivery of the Company’s quarterly financial statements for the first quarter of 2015. Under the Amendment, the Company agreed to (i) permit the Administrative Agent to examine and verify the assets serving as collateral under the Credit Agreement, (ii) engage a third-party consultant to assist with the ongoing review of the Company’s operations, and (iii) deliver to the Lenders monthly unaudited financial statements.

The foregoing description does not constitute a complete summary of the terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits

10.1                    Fifth Amendment and Limited Waiver to Credit Agreement, dated May 28, 2015, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various lending institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2015

Global Power Equipment Group Inc.

	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and Secretary